As filed with the Securities and Exchange Commission on February 5, 2004

Registration No. 333-112122

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

AMENDMENT NO. 1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Digital Generation Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3140772
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(972) 581-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott K. Ginsburg

Chairman of the Board and Chief Executive Officer

750 West John Carpenter Freeway, Suite 700

Irving, Texas 75039

(972) 581-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David R. Earhart

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, Texas 75201

(214) 999-4645

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits

5.1	Opinion of Gardere Wynne Sewell LLP*

12.1	Statement regarding computation of ratios of earnings to fixed charges and preferred dividends

23.1	Consent of KPMG LLP*

23.2	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

*Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this the 5th day of February, 2004.

DIGITAL GENERATION SYSTEMS, INC.

By:	/s/ Omar A. Choucair

Omar A. Choucair, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on the 5th day of February, 2004.

Name	Title

* Scott K. Ginsburg	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Omar A. Choucair Omar A. Choucair	Secretary; Chief Financial Officer; and Director (Principal Financial Officer and Principal Accounting Officer)

* David M. Kantor	Director

* Cappy R. McGarrr	Director

* Kevin C. Howe	Director

*By:	/s/ Omar A. Choucair

Omar A. Choucair, Attorney-in-Fact

INDEX TO EXHIBITS

5.1	Opinion of Gardere Wynne Sewell LLP*

12.1	Statement regarding computation of ratios of earnings to fixed charges and preferred dividends

23.1	Consent of KPMG LLP*

23.2	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

*Filed herewith.